Exhibit 16.1

May 26, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: RealBiz Media Group, Inc.

Commission File No. 000-53359

We have read the statements that we understand NuState Energy Holdings Inc. will include under Item 4.01 to the Form 8-K report dated May 26, 2017 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

D’Arelli Pruzansky, P.A.